Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Steve F. Gaffney, Chairman of the Board and Chief Executive Officer of Delta Tucker Holdings, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	the Annual Report of the Company on Form 10-K for the period ended December 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Steven F. Gaffney
Steven F. Gaffney
Chairman of the Board and Chief Executive Officer

Date: April 9, 2012